Exhibit 10.1

Articles of Agreement

Translated From Japanese

Service Agency

Article 1:

1. B shall engage A the following service (will be referred as Agency Service) and A shall receive a mandate.

(1)	Brokerage of execution (will be referred as Insurance Offering) as for Life Insurance Agreement based on Article 4.
(2)	To receive the first insurance fee (including fee paid beforehand) and issue of receipts.
(3)	To pass on messages from Policy Holder (will be referred as Holder), assured and receiver of insurance reimbursement or benefit.

To pass on any documents between Holder and B.

(4)	To try to stop expiration and cancellation of Insurance Offering.
(5)	To protect Insurance Offering except above; provide any information to maintain service of Insurance Offering for Holder.
(6)	To give any services engaged by B

2. A shall not have the right to execute Insurance Offering and tell or receive insurance fees after the second one. (Except the case engaged by B)

Agency Office

Article 2:

1. A shall tell B the name and the address of the office (will be referred as Registered Office) where A gives agency service for B.

2. A shall tell any changes below without delay.

(1)	When A sets up the new Registered Office.
(2)	When A decides not to continue Agency Service at Registered Office any more.
(3)	When the directors and employees registered on Article 6.1 (will be referred as Registered Person) was changed, retired, and transferred at Registered Office.
(4)	When A changes the name and address of Registered Office.
(5)	When new directors or employees are registered.
(6)	When Registered Person was changed by being transferred.

Usage of Trade Name and Trade Mark

Article 3: A shall follow the instruction, when A needs to use B’s trade name and trade mark.

Type of Insurance offering

Article 4:

1. Type of Insurance Offering engaged by B will be all of the insurance B owes.

However B can add, change and delete any types of Insurance Offering. Moreover B can restrict the amount of the insurance on the Insurance Offering.

2. As for the qualified Insurance Offering will be sold by qualified person.

Registration

Article 5:

1. A shall be registered as Life Insurance offering agency to manage Agency service under laws.

2. Representative has to take the training program carried out by B. Also he or she has to pass the test by Associated Life Insurance Institute.

3. In the case the representative himself does not provide any service, he can request for waiver of the test.

4. A shall tell any changes of registered articles.

Registration of directors and Employees

Article 6:

1. Directors and employees have to be registered on the Article 5, whoever going to manage Agency service.

2. A has be careful to chose Registered Person.

3. A has to submit any changes of Registered Person on the legal rule.

4. Registered Person shall work as A’s directors or Employees not as B’s ones.

5. Registered person can not claim the right on the contract directly against B.

Staffing of Registered Office

Article 7:

A has to deploy more than one employee who offers Life Insurance.

Service Agreement with another Life Insurance Company

Article 8:

1. A can not be registered as Life Insurance offering agency by another company and can be a Service Agency for another Life Insurance Company.

2. A can not serve in dual capacity as an employee for another company.

3. In the case B provide the permission for A, the rule above will not be applied.

4. A has to tell the fact that Agency service was ended with another company in the case of 3 (above).

Sales service manager and training manager

Article 9:

1. A has to staff more than one manager (will be referred as Sales Service Manager) of Directors or Employees to manage Agency service properly and to observe the rules.

2. A needs to staff training manager to educate Life insurance offering person.

3. Sales service manager and training manager have to be qualified on the laws.

4. B can request to change Sales service manager or training manager if they are not suitable for their work.

Payment of commission

Article 10:

1. B shall pay the commission fee based on the Agency commission rule by B.

2. B shall make a payment of commission on the date on the Agency commission rule into the bank account indicated by A.

3. B can change the commission fee depending on the business situation in the society. It has to be told in advance.

4. B shall not pay any commission fee after the contract ended or cancelled.

Self Insurance Agreement

Article 11:

1. A can not sign Insurance agreement for itself to receive discount or return commission.

2. In the case that A performs Insurance offering for itself, A shall announce B the fact. B shall not pay any commission fee, benefit for the Insurance Offering. Also A has to provide the refund if B has already paid any commission for that.

Agreement with Specific Person

Article 12:

1. A shall not perform Insurance offering to specific Holder like companies which are close to either A or A’s directors financially. (will be referred as Closely Related Company) to provide discount of the insurance.

2. In the case that A performs Insurance offering to Closely Related Company, A shall announce B the fact. B shall not pay any commission fee, benefit for the Insurance Offering. Also A has to provide the refund if B has already paid any commission for that.

3. A has to make the tabulation of the address and name of Closely Related Company required by B. And A shall store the copy of it.

4. A can not perform Insurance Offering to A’s directors, Employees, directors, employees of Closely Related Company. However insurance agreement determined as exception under law will be not considered.

5. A shall make the roster to maintain situation of deal with Insurance Agreement, and store responsibly.

6. A shall make new tabulation if any change occurs.

Expense

Article 13:

A shall pay any expense occurred for Agency service except the case provided by B.

Disclosure Authority of Insurance Offering

Article 14:

A and Registered Person shall disclose authority they have on the way indicated by B for Insurance Offering.

Distribution “Contract Document”

Article: 15

A and Registered Person shall distribute “Contract Document” to the customer before receiving Life Insurance Agreement application following the way indicated by B and get sighed.

The first insurance fee

Article 16:

1. When A and Registered Person receive the first insurance fee from the customer, A must use the specific receipt issued by B.

2. A and Registered Person have to transfer the amount of the first commission fee into the bank account indicated by B as soon as possible.

3. A and Registered Person must store the first insurance fee until transferring.

4. When A and Registered Person lose the receipts or get it lost, A has to tell B the fact as soon as possible.

5. B can regulate to issue the receipts if B judges that A and Registered Person have less ability to store the money.

6. In case that A and Registered Person receive the second Insurance fee, they shall use the same receipts issued by B. It has to be written “The second insurance fee” and “Receipts for Insurance fee”.

Duty of Storing Documents

Article 17:

1. A and Registered Person have to store any documents from applicants or Holder for the purpose of Agency Service carefully. Also they will not be used for any other purpose, except the case B provides the permission in advance.

2. A and Registered Person have to store any documents received by B for the purpose of Agency Service carefully. Also they will not be used for any other purpose, except the case B provides the permission in advance.

3. A and Registered Person have to disclose the documents when regulatory requests.

4. A and Registered Person have to disclose the documents when B or someone approved by B request.

Office equipment owned by company

Article 18:

Insurance fee receipts, books, documents, paper, equipments provided by B for the Agency service are all owned by B

Duty of the reports of Agency Service

Article 19:

1. A shall provide report of Agency service, when B or someone approved by B request.

2. A has to tell the fact as soon as possible when insured cause occurs.

3. A shall provide report of agency service when the agreement is terminated based on Article 34, or reached the retention period based on Article 42.

Secrecy Agreement

Article 20:

1. A and Registered Person must not disclose any secrets of B except the permission in writing by B. (including customer). Also it must not be told to the third party.

Ban of Return Commission

Article 21:

1. A and Registered Person shall not provide any discounts, Return Commission or special benefit offer to Holder or assured.

Advertising

Article 22:

Any documents such as Newspaper advertise, printed paper and sign (will be referred as Advertising Documents) which A and Registered person use for Agency Service have to be issued by B. However if a gets permission from B for advertising, issued documents by A are allowed to use.

Offering dividends forecast and comparison information

Article 23:

1. A and Registered Person shall not offer or show the details of another Insurance agreement compared to an insurance to Holder, assured or some people under laws.

2. A and Registered Person shall not offer or show judgmental opinion as to dividends forecast under to Holder, assured or some people under laws.

Prohibition of Opinion about Insurance payment

Article 24:

1. A and Registered Person shall not promise insurance payment or responsibility before providing insurance payment assessment to Holder.

Re-offering Agency Service

Article 25:

1. A and Registered Person shall not provide Insurance re-offering to B’s employees or directors or others in another Agency.

2. A and Registered Person shall not provide Insurance re-offering to brokerage, the directors or employees.

3. A and Registered Person shall not pay any consideration under the agreement to Holder or company of any nature whatsoever.

Prohibition of improper changing

Article 26:

A and Registered Person shall not make Holder or assured apply for a new Insurance agreement and cancel the one they are holding without saying the adverse fact.

Scandal regulation applies

Article 27:

A and Registered Person shall apply to another scandal regulation by B for Agency Service.

Education and Information

Article 28:

1. B shall provide A training program for Agency Service.

2. A shall make Registered Person take a training program by B.

3. B shall offer any information needed for Agency Service, and A shall take it under the program.

Prohibition of Assignment Receivables

Article 29:

A shall not assign receivables under the agreement to the third Party.

Prohibition of Assignment Agency Position

Article 30:

A shall not assign the position as Agency under the agreement unless there is a permission in writing by B.

Prohibition of Secret Position Usage

Article 31:

A shall not use the position or right for another purposes secretly under the contract.

Joint Guarantor

Article 32:

1. A shall select a guarantor to sign the agreement under B.

2. Joint Guarantor shall be jointly liable for the agreement and damages for B under Agency Service.

Changing Joint Guarantor

Article 33:

1. A shall tell B the fact that Joint Guarantor dies or disappears, or if the Guarantor has difficulty to be liable for the agreement as soon as possible.

2. B can request A to change Joint Guarantor if it is necessary.

3. A can change Joint Guarantor with B’s permission.

4. Previous Guarantor is liable for the agreement and damages until the date new guarantor starts.

Cancellation and Termination of Agreement

Article 34:

1. Either A or B can cancel the agreement with 1 month notice in writing.

2. In the case below B can terminate the agreement any time without notice.

(1)	When A can not be registered within 3 months after signing the agreement.
(2)	When A is retracted Life Insurance Offering Registration or Casualty Insurance Agency Registration or deleted registration.
(3)	When A take any unsuitable action under laws.
(4)	When A does not have contract formation for consecutive 6 months.
(5)	When A damages B’s reputation.
(6)	When A breaches the agreement.
(7)	When A dissolves, reduces share capital, and assigns.
(8)	When A takes any crimes
(9)	When A takes any petition of Bankrupt, special liquidation, filing for a court-mandated bail out.
(10)	When A is taken petition of provisional attachment, provisional disposition, attachment, execution, auction.
(11)	When B thinks it is difficult to continue the agreement with A.

3. If the incident above occurs, A has to pay of obligation under the agreement.

4. After expiration, cancellation and termination of agreement, A shall refund any belongings to B.

5. Even if the agreement is terminated, either A or B shall meet his obligations.

Care of a prudent person, applicable laws and regulations

Article 35:

A is required reasonable care to do Agency Service, also conform to applicable laws and regulations.

Internal Audit Procedures

Article 36:

B can audit A to operate service properly.

Duty of Damages

Article 37:

1. Either A or B inflicts damage, he shall pay damage.

2. When A and Registered Person conflict damages for Holder or assured or some people in case B pays, B can ask A for refund.

3. Even after the agreement is terminated, either A or B have duty for damage above.

Location where the Debt paid

Article 38:

1. The location where A has to pay debt is B’s branch in Japan or the place indicated by B.

2. The location where B has to pay debt is A’s office indicated by A. Also the place has to be approved by B.

Competent Court

Article: 39

Local courts of Japan or the courts which have jurisdiction each location of correspondents shall hold jurisdiction for legal action based on the agreement

Governing Law

Article 40:

Governing law is Japanese law.

Changing Agreement

Article 41:

B can change the articles of agreement for efficient functioning during effective term if it is necessary to protect customers and keep fair competition.

Effective Term of Agreement

Article 42:

Effective Term is a year from entering into agreement. It will be extended automatically after a year, unless either A or B tells any notice.

Special Regulation of Direct Mail

Article 43:

In case that A perform the service using newspaper, magazine, direct mail with B’s permission (will be referred as Direct Male), the Article 1.1 and Article 15 will be changed like below.

1. Article 1.1

B shall engage A the following service (will be referred as Agency Service) and A shall receive a mandate.

(1)	To Offer Life Insurance Agreement (will be referred as Insurance Agreement) based on Article 4. (will be referred as Insurance Offering)
(2)	To hold advertising medium for Direct Mail.
(3)	To decide customer selection standards for Direct Mail.
(4)

To Receive the first insurance fee (including fee paid beforehand) and issue of receipts. However if A uses the method of the first insurance fee receipt (will be referred as “1P Cashless”), A will be released the deal.

(5)	To pass on messages from Policy Holder (will be referred as Holder), assured and receiver of insurance reimbursement or benefit.

Pass on any documents between Holder and B.

(6)	To Protect Insurance Offering except above; provide any information to maintain service of Insurance Offering for Holder.
(7)	To Give any services engaged by B

2. Article 15

(1)	A and Registered Person shall distribute “Contract Document” to the customer before receiving Life Insurance Agreement application following the way indicated by B and get sighed.
(2)	In case of using “1P Cashless”, except A was offered by B, this deal will be released.

August 8th, 2007

/s/ Hideki Anan

Info Ridge K.K

Representative Director: Hideki Anan

American Insurance Company

Sales Promotion Department

Registration Service 1

Agency of offering health insurance registration was completed

Please stamp company seal on the documentary stamp on “Agency Agreement of Offering Health Insurance” and store it.

Service Agreement Date: July 4th, 2007

Registration Date: August 8th, 2007

Registration Number: 04FCAAB014841